EXHIBIT 8.3


                                              May 29, 1997



Residential Funding Mortgage Securities II, Inc.
8400 Normandale Lake Boulevard
Minneapolis, Minnesota 55437

Ladies and Gentlemen:

         We have advised Residential Funding Mortgage Securities II, Inc. (the "Registrant") with respect to certain federal income tax aspects of the issuance by the Registrant of its Home Equity Loan Pass-Through Certificates (the
"Certificates") and Asset-Backed Notes (the "Notes," and together with the Certificates, the "Securities"), each issuable in series (each, a "Series"). Such advice conforms to the description of selected federal income tax consequences to holders of the Securities that appears under the heading "Certain Federal Income Tax Consequences" in each of the prospectuses relating to such Securities (each, a "Prospectus") forming a part of the Registration Statement on Form S-3 as prepared for filing by the Registrant with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on May 29, 1997 (the "Registration Statement"). Such description does not purport to discuss all possible income tax ramifications of the proposed issuance, but with respect to those tax consequences which are discussed, in our opinion the description is accurate in all material respects.

         This opinion is based on the facts and circumstances set forth in each Prospectus and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular Series of Securities as a result of changes in facts and circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof. As the Registration Statement contemplates Series of Securities with numerous different characteristics, the particular characteristics of each Series of Securities must be considered in determining the applicability of this opinion to a particular Series of Securities.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and each Prospectus contained therein. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, (including this opinion) as an exhibit or otherwise.


                                    Very truly yours,

                                    /s/Orrick, Herrington & Sutcliffe LLP

                                    ORRICK, HERRINGTON & SUTCLIFFE LLP


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